Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of UCAR Finance Inc. and UCAR International Inc. on Form S-4 of our report dated February 20, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Nashville, Tennessee
April 30, 2002